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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          GERDAU AMERISTEEL CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


           Ontario, Canada                                59-0792436
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(State of Incorporation or Organization)       (IRS Employer Identification No.)


  Hopkins Street South, Whitby, Ontario                                L1N 5T1
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(Address of Principal Executive Offices)                              (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable):

                                   333-119539

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        Securities to be registered pursuant to Section 12(b) of the Act:

     Title Of Each Class                     Name Of Each Exchange On Which
     To Be So Registered                     Each Class Is To Be Registered
     -------------------                     ------------------------------
        Common Shares                            New York Stock Exchange


       Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The Registrant incorporates by reference the description of its share capital under the caption "Description of Share Capital" in the Registration Statement on Form F-10 (Registration No. 333-119539) of the Registrant filed with the U.S. Securities and Exchange Commission on October 5, 2004, including any amendment or report filed for the purpose of updating such description.

          There are not any limitations on the right of non-Canadian holders to hold or vote shares of capital stock of the Registrant imposed by Canadian law or by the Registrant's organizational documents.

          The Registrant incorporates by reference the description of taxes to which United States holders of shares of its capital stock are subject and the description of reciprocal tax treaties between Canada and the United States under the caption "Certain Tax Considerations for U.S. Shareholders" in the Registration Statement on Form F-10 (Registration No. 333-119539) of the Registrant filed with the U.S. Securities and Exchange Commission on October 5, 2004, including any amendment or report filed for the purpose of updating such description.

Item 2.   Exhibits.

          All exhibits required to be filed by instructions to Item 2, including a copy of this Form 8-A Registration Statement, will be filed with the New York Stock Exchange, Inc.


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       GERDAU AMERISTEEL CORPORATION


                                       By:    /s/  Tom J. Landa
                                           -------------------------------------
                                           Name:   Tom J. Landa
                                           Title:  Vice President, Finance,
                                           Chief Financial Officer and Secretary


Dated:  October 5, 2004